                               POWER OF ATTORNEY

     Know all by these presents that the undersigned hereby constitutes and appoints Bruce A. Blefeld, signing singly, as their true and lawful attorney-in-
fact to:

     (1)    Prepare, execute and file for and on behalf of the undersigned  a
Form  ID, including amendments thereto, and any other related documents necessary or appropriate to obtain from the Electronic Data Gathering and
Retrieval System of the United States Securities and Exchange Commission (the
"SEC") the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC.

     (2)    Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form
ID and the timely filing of such forms with the SEC.

     The undersigned hereby grants to above named attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 6, 2023.

                                                   By: /s/ Yajing Chen
                                                       ----------------
                                                   Name:   Yajing Chen
                                                   Title:  Applicant